UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 9, 2012, each of See Meng Wong, a Class II director, and Choon Seng Tan, a Class III director, notified Multi-Fineline Electronix, Inc. (the “Company”) of his respective resignation from the Board of Directors (the “Board”) of the Company. There were no disagreements with the Company that led to either director’s decision to resign.

(d) On October 9, 2012, the Company’s Board elected (i) Benjamin Duster as a Class III director and (ii) Roy Tan as a Class II director, to fill the vacancies created by the resignations of See Meng Wong and Choon Seng Tan, at the request of WBL Corporation Limited (“WBL”). It is not currently expected that either Messrs. Duster or Tan will be appointed to any committee of the Company’s Board.

WBL’s affiliated entities, Wearnes Technology Pte. Ltd and United Wearnes Technology Pte. Ltd (collectively with WBL, “Wearnes”), beneficially own approximately 62% of the Company’s outstanding common stock as of the date hereof. Under the terms of an Amended and Restated Stockholders Agreement between the Company, on the one hand, and Wearnes, on the other hand, so long as Wearnes owns one-third or more of the Company’s outstanding common stock, certain actions taken by the Company’s Board require the affirmative vote of at least one individual who has been formally designated by Wearnes to be elected to serve as a director on the Company’s Board and who is subsequently elected to the Company’s Board (a “WBL Designee”). Choon Seng Tan and See Meng Wong had previously been WBL Designees. Roy Tan and Benjamin Duster will now each serve as a WBL Designee.

Neither of Messrs. Duster nor Tan will qualify as an independent director of the Company because of their affiliation with WBL. Mr. Tan is currently employed by WBL and Mr. Duster serves on the board of directors of WBL. From time to time, the Company enters into related-party transactions with Wearnes in the ordinary course of business and on arms-length terms and conditions, which transactions are described in detail in the Company’s Annual Report on Form 10-K.

As non-employee directors of the Company, Messrs. Duster and Tan are eligible to receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 19, 2012. However, although employees of WBL and its subsidiaries who serve on the Company’s Board are entitled to receive the same compensation as other non-employee directors of the Company, Messrs. Duster and Tan have informed the Company that they will not accept monetary payments or equity awards for their service, other than for reimbursement of their expenses in attending the Company’s Board meetings.

The Company issued a press release regarding the changes to the Company’s Board on October 11, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued October 11, 2012, announcing matters relating to the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 11, 2012	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 11, 2012, announcing matters relating to the Company’s Board.

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